UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2006

Arena Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

000-31161

23-2908305

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of Principal Executive Offices)   (Zip Code)

(858) 453-7200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

In connection with the annual review of executive officers, on January 20, 2006, the Compensation Committee of the Board of Directors of Arena Pharmaceuticals, Inc. (the “Company”) approved (1) 2005 cash bonuses and 2006 salaries for executive officers, (2) the 2006 Annual Incentive Plan and corporate and individual goals for executive officers for 2006, (3) a severance benefit plan for certain executive officers, and (4) 2006 compensation for non-employee directors. The approved items are detailed below.

1.     Cash Bonuses and Salary Changes

The approved 2005 cash bonuses and 2006 salaries include the following for named executive officers:

Individual	Bonus for 2005	2006 Salary

Jack Lief, President and Chief Executive Officer	$300,000	$620,000

Dominic P. Behan, Ph.D., Senior Vice President and Chief Scientific Officer	$100,000	$358,800

Robert E. Hoffman, Vice President, Finance and Chief Financial Officer	$100,000	$275,000

William R. Shanahan, Jr., M.D., Vice President, Chief Medical Officer	$50,000	$321,400

Steven W. Spector, Senior Vice President, General Counsel and Secretary	$100,000	$327,600

2.     Annual Incentive Plan and Corporate and Individual Goals

Under the 2006 Annual Incentive Plan, each participant is assigned a bonus target that is expressed as a percentage of annual salary, and the participant’s bonus award, if any, is based on the achievement of pre-established corporate and individual goals. All participants have the same corporate goals. Each of the corporate goals and the individual goals are approved by the Compensation Committee or the Board.

Individual bonus awards are to be determined at the end of 2006 based upon level of goal achievement, the quality of achievement, and the weighting of each goal. Eligible participants must be actively employed at Arena on the last day of 2006 to receive a bonus, and the Compensation Committee may modify or adjust the annual bonus award. The Company and the Board can change the incentive plan at any time, including, without limitation, its award formula, performance measures and payout schedule. The Company and the Board have the right to exclude participants and exercise discretion, including canceling the plan or any earned awards. Participation in the incentive plan is not a guarantee of continued employment.

All executive officers participate in the plan. The following table lists the named executive officers, their bonus target expressed as a percentage of their 2006 salary, and the relative weighting assigned to corporate goals and individual goals:

		Relative Weighting
Individual	Bonus Target	Corporate goals	Individual goals
Jack Lief, President and Chief Executive Officer	50%	75%	25%

Dominic P. Behan, Ph.D., Senior Vice President and Chief Scientific Officer	35%	60%	40%

Robert E. Hoffman, Vice President, Finance and Chief Financial Officer	35%	60%	40%

William R. Shanahan, Jr., M.D., Vice President, Chief Medical Officer	30%	50%	50%

Steven W. Spector, Senior Vice President, General Counsel and Secretary	35%	60%	40%

A participant will not earn any award payment if the weighted average completion of the participant’s goals is less than 50%. Total award payments are capped at 125% of the bonus target.

The Compensation Committee approved specific corporate and individual goals for participants. The corporate goals relate to the following categories: (i) development of internal clinical programs, (ii) progress of partnered programs, (iii) financial goals and (iv) progress of research programs.

The above description is qualified in its entirety by reference to the summary of the 2006 Annual Incentive Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

3.               Severance Benefit Plan

The approved Severance Benefit Plan provides certain executive officers severance benefits upon involuntary termination without cause or voluntary termination with good reason. The benefits include cash severance benefits, continuation of coverage under the company’s health plans, acceleration of stock awards, and continued stock option exercisability. Receipt of the severance benefits is conditioned upon the eligible officer’s (i) continuation of service until date of termination (with exception for approved leaves of absence), (ii) execution of an effective release of claims, and (iii) return of company property. The severance period is 18 months for Mr. Lief and 12 months for the other included officers.

The executive officers included in the severance plan are Messrs. Lief, Hoffman and Spector and Drs. Behan and Shanahan.

The above description is qualified in its entirety by reference to the Severance Benefit Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

4.               Compensation for Non-employee Directors

The Compensation Committee determined to continue the compensation plan for non-employee directors in effect in 2005, except that non-employee directors will not be eligible to receive an annual option grant or options that they elect to receive in lieu of a cash retainer until after Arena’s 2006 annual stockholders meeting.

Item 8.01    Other Events

On January 20, 2006, the Compensation Committee approved granting an aggregate of 469,000 options to purchase Arena’s common stock, including an aggregate of 269,000 options to executive officers. All options have an exercise price of $16.80 per share and scheduled vesting over four years. In addition, the Compensation Committee approved granting an aggregate of 81,000 restricted shares of Arena’s common stock with scheduled vesting over three years to executive officers.

In addition, the Company is updating certain of its intellectual property disclosure as follows: As of January 23, 2006, the Company owned, in part or in whole, or had exclusively licensed the following patents: 17 in the United States, 95 in European countries, eight in New Zealand, five in Australia, four in Lebanon, one in Japan, one in Singapore, one in Hong Kong and one in Israel. In addition, as of January 23, 2006, the Company had approximately 560 patent applications (including patent applications in approximately 20 jurisdictions relating to APD125) before the United States Patent and Trademark Office, foreign patent offices and international patent authorities. The Company has also instructed foreign counsel to file on or before February 22, 2006, between approximately 40 and 50 patent applications, some of which may have already been filed but the confirmation of such filing had not been received by the Company as of January 23, 2006. The Company’s patents and patent applications are divided into 78 distinct families of related patents that are directed to CART, Melanophore technology, other novel screening methods, chemical compositions of matter, methods of treatment using chemical compositions, or GPCR genes. One of the Company’s patent families was exclusively in-licensed and contains a single issued patent. Seven of the Company’s patent families containing a total of eight patents and 70 patent applications were the subject of joint inventions by the Company’s employees and the employees of other entities. The remaining 70 patent families, which include a total of 124 patents, were invented solely by the Company’s employees. There is no assurance that the Company’s foreign counsel will file patent applications as instructed, that any of the Company’s patent applications will issue, or that any of the patents will be enforceable or will cover a drug product or other commercially significant product or method.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.

10.1 Summary of the 2006 Annual Incentive Plan.
10.2 Severance Benefit Plan, dated effective January 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2006	Arena Pharmaceuticals, Inc.,
a Delaware corporation

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of the 2006 Annual Incentive Plan.

10.2	Severance Benefit Plan, dated effective January 20, 2006.